FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Apex
Municipal Fund, Inc. (APX), BlackRock Bond Allocation
Target Shares: Series N Portfolio (BATSN), BlackRock
New York Municipal Income Trust II (BFY), BlackRock
New York Municipal Income Trust (BNY), BlackRock New
York Municipal Bond Trust (BQH), BlackRock High Yield
Municipal Fund (BR-HYMUNI), BlackRock AMT-Free
Municipal Bond Portfolio (BR-MUNI), BlackRock National
Municipal Fund (BR-NATL), BlackRock New York Municipal
Bond Fund (BR-NY), BlackRock New York Insured
Municipal Income Trust (BSE), BlackRock MuniEnhanced
Fund, Inc. (MEN), BlackRock MuniHoldings New York
Insured Fund, Inc. (MHN), BlackRock MuniAssets Fund,
Inc. (MUA), BlackRock MuniVest Fund, Inc (MVF),
BlackRock MuniVest Fund II, Inc. (MVT), BlackRock
MuniYield New York Insured Fund, Inc. (MYN), The
BlackRock NY Investment Quality Municipal Trust (RNY)
2.	Issuer:    Metropolitan Transportation Authority
3.	Date of Purchase:  10/20/2008
4.	Underwriter from whom purchased:  J.P. Morgan
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Company

a.	List Members of Underwriting Syndicate:
J.P. Morgan Securities Inc., Ramirez & Co., Inc.,
Citi, Barclays Capital Inc., Banc of America
Securities LLC, DEPFA First Albany Securities LLC,
Loop Capital Markets, LLC, M.R. Beal & Company,
Merrill Lynch & Company, Morgan Stanley, Raymond James
& Associates, RBC Capital Markets, Roosevelt & Cross,
Incorporated, Siebert Brandford Shank & Co., Wachovia
Bank, N.A.

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered)):  (APX) $2,540,000 out of
$550,000,000; (BATSN) $200,000 out of $550,000,000;
(BFY) $750,000 out of $550,000,000; (BNY) $750,000 out
of $550,000,000; (BQH) $500,000 out of $550,000,000;
(BR-HYMUNI) $980,000 out of $550,000,000; (BR-MUNI)
$4,000,000 out of $550,000,000; (BR-NATL) $16,020,000
out of $550,000,000; (BR-NY) $1,600,000 out of
$550,000,000; (BSE) $750,000 out of $550,000,000;
(MEN) $4,000,000 out of $550,000,000; (MHN) $6,015,000
out of $550,000,000; (MUA) $3,685,000 out of
$550,000,000; (MVF) $7,925,000 out of $550,000,000;
(MVT) $4,085,000 out of $550,000,000; (MYN) $3,200,000
out of $550,000,000; (RNY) $250,000 out of
$550,000,000.
7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $57,250,000 out of
$550,000,000.
8.	Purchase price (net of fees and expenses):  $97.268
9.	Date offering commenced (if different from Date of
Purchase):  10/17/2008
10.	Offering price at end of first day on which any sales
were made:
11.	Have the following conditions been satisfied:  Yes  No
a.	The securities are part of an issue registered
under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government
      securities.     YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

	c.	The underwriting was a firm commitment
		underwriting.    YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.   YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).  YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?      YES

Received from:         Mark Cataneo
Date:    10/22/08